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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
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HEWLETT-PACKARD COMPANY

(Name of Registrant as Specified In Its Charter)

WALTER B. HEWLETT, EDWIN E. VAN BRONKHORST AND THE WILLIAM R. HEWLETT REVOCABLE TRUST

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FOR IMMEDIATE RELEASE

MEMBERS OF HP INTEGRATION TEAM BELIEVE REVENUE LOSS WILL
EXCEED HP PROJECTIONS, ACCORDING TO BUSINESSWEEK ONLINE

Walter Hewlett Thanks Investors For Publicly Declaring Their Intent To Vote
Against Compaq Merger

Palo Alto, CA, March 18, 2002 — Walter B. Hewlett, on behalf of The William R. Hewlett Revocable Trust and its trustees, today issued the following statement regarding the proposed merger of Hewlett-Packard (NYSE:HWP) and Compaq (NYSE: CPQ):

An article by Peter Burrows that was published today on BusinessWeek Online, “Doubts About HP-Compaq’s Financial Goal,” based on interviews with members of HP’s integration team as well as former HP executives who have spoken with team members, revealed disturbing information about the integration process for the proposed Compaq merger. This information confirms what we and many analysts have been saying since the announcement of this merger — revenue loss is likely to significantly exceed the company’s projections. In fact, according to the article, “One team member thinks the combined company’s revenues will slip 10% to 15%, rather than 5%.”

Members of the integration team, which has reportedly devoted over 500,000 manhours to integration planning, expressed concern that “shutting down some product families could also cause the revenues from those products to dwindle too fast.” Another team member says “I am very doubtful we’ll be able to cut $2.5 billion in the right places without doing damage to revenues.”

We have said all through this process that even if the targeted cost synergies are achieved, it is likely that merger-related revenue losses will offset or exceed them. Banc of America securities analyst Joel Wagonfeld echoes our concerns in the article saying, “If the negative impact to revenues were to be 10%, it would be very difficult for this merger to make sense — unless there’s over $3.5 billion in synergies.”

According to the article, one example of why team members believe the integration process could hurt the revenues of the combined company relates to HP’s $1.6 billion Windows NT server group. If HP discontinued this product line, “many customers might switch to rivals such as Dell or IBM. That could cause revenues to fall faster than the merged company could reduce expenses related to the business.”

The statements of the integration team reinforce our consistent belief that the odds are against success in this merger—there is a serious risk of failure.

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In addition, I want to thank The Teacher Retirement Systems of Texas and Evergreen Investments, an asset management subsidiary of Wachovia, the nation’s fourth largest financial holding company, for announcing that they will vote against HP’s proposed merger with Compaq. We are gratified by the widespread and growing public support we have received from over two dozen institutional investors.

In its press release announcing its voting intention, Wachovia cited “potential dilution of earnings and the challenge of a large corporate integration in a business where the technology constantly changes” as among the reasons why it will vote against the merger.

For those employees in the employee stock plan and other stockholders who still have not voted, or want to change their vote — you still have time if you act promptly.

Vote the GREEN proxy card AGAINST the merger to send a vote for stockholder value.

Last minute voting instructions. If your shares are held by a bank or broker and you have not yet voted or have voted FOR and want to change your mind, fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

Remember, if you already voted a WHITE proxy for the merger and wish to change your vote — you have every legal right to do so. Fax your GREEN proxy (or a WHITE one voting AGAINST) to 631-254-7622, attention: VOTE PROCESSING.

If you are a registered stockholder holding your shares directly or a participant in HP’s Employee Stock Purchase Plan (ESPP) fax your GREEN proxy to MacKenzie Partners at 212-929-0308.

If you recently received a proxy mailgram from HP management, you can use that proxy mailgram to vote AGAINST the proposed merger. Simply mark the box AGAINST and follow the directions.

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If at any time, you have any questions or require assistance, simply call 800-322-2885 to be connected to a professional voting consultant. They will be available 24 hours a day until the polls close at the special meeting.

For additional information, visit our website at www.votenohpcompaq.com

FORWARD-LOOKING STATEMENTS

The views expressed in this release contain judgments, which are subjective in nature and in certain cases forward-looking in nature. This release also contains estimates made without the benefit of actual measurement. Forward-looking statements and estimates by their nature, involve risks, uncertainties and assumptions. Forward-looking statements and estimates are inherently speculative in nature and are not guarantees of actual measurements or of future developments. Actual measurements and future developments may and should be expected to differ materially from those expressed or implied by estimates and forward-looking statements. The information contained in this release does not purport to be an appraisal of any business or business unit or to necessarily reflect the prices at which any business or business unit or any securities actually may be bought or sold.

ADDITIONAL IMPORTANT INFORMATION

On February 5, 2002, Walter B. Hewlett, Edwin E. van Bronkhorst and the William R. Hewlett Revocable Trust (collectively, the “Filing Persons”) filed a definitive proxy statement with the Securities and Exchange Commission relating to the proposed merger involving Hewlett-Packard Company and Compaq Computer Corporation. The Filing Persons urge stockholders to read their definitive proxy statement because it contains important information. You may obtain a free copy of the Filing persons’ definitive proxy statement and any other soliciting materials relating to the Filing Persons’ solicitation on the Securities and Exchange Commission’s website at www.sec.gov, on the Filing Persons’ website at www.votenohpcompaq.com, or by contacting MacKenzie Partners, Inc. at 1-800-322-2885 or 1-212-929-5500, or by sending an email to proxy@mackenziepartners.com.

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Media:
Joele Frank/Todd Glass
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449